Exhibit 4.10

City of Buenos Aires December 2, 2021

Messrs.

INTER-AMERICAN INVESTMENT CORPORATION

Attention: Portfolio Management Division, Investment Operations Department

Ref.: Offer Letter No. ILA 1/21

The undersigned, TELECOM ARGENTINA S.A. (as successor of Telecom Personal S.A.), a corporation duly organized and existing under the laws of the Republic of Argentina, and whose principal activity is the provision of telecommunications services in the Republic of Argentina (the “Borrower”) is pleased to submit this irrevocable offer No. ILA 1/21 (the “Offer”) to INTER-AMERICAN INVESTMENT CORPORATION, an international organization established by the Agreement Establishing the Inter-American Investment Corporation among its member countries (“IIC” and together with the Borrower the “Parties”), acting in its own capacity and as agent acting on behalf of the INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Agreement Establishing the Inter-American Development Bank among its member countries (“IDB”), to enter into an amendment agreement (the “Agreement”) in order to amend the Loan Agreement dated April 7, 2017 by and between the Borrower and IIC, acting on its own and as agent on behalf of IDB and as amended by the First Amendment Agreement dated as of September 16, 2020 (the “First Amendment”).

This Offer shall be open for acceptance in writing by IIC until 11:59 pm New York time on November ____, 2021 unless extended in writing for and additional period of time by the Borrower (the “Expiration Date”); forthwith after the Expiration Date, this Offer shall automatically lose all force and effect.

Any term, condition, statement, representation or guarantee expressed in this Offer which may indicate an assertion, abstention, commitment and/or general right or obligation – whatever the grammatical form may be, shall only be enforceable and valid for the Parties if this Offer is accepted pursuant to the terms hereof. If this Offer is not accepted, such term, condition, statement, representation and/or guarantee shall not be valid or enforceable nor shall cause any legal commitment since they shall be deemed as if they had not been written.

Upon written acceptance of the Offer on or before the Expiration Date by IIC, the Agreement shall become in full force and effect subject to the Terms and Conditions set forth in Annex A, and shall be legally binding upon, and enforceable against, each and all of the Parties. The Agreement shall be deemed entered into as of the date of acceptance of this Offer by IIC.

This Offer shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

Offer Letter No. ILA 1/21

Sincerely,

TELECOM ARGENTINA S.A.,

By: /s/ MAXIMO AYERZA

Name: Máximo Ayerza

Title: Financial Director

Signature Page of the Second Amendment Agreement to the Offer Letter No. ILA 1/21

ANNEX A

TERMS AND CONDITIONS

RECITALS

WHEREAS:

(A)

The Borrower and IIC, acting on its own and as agent on behalf of IDB, entered into that certain loan agreement, dated April 7, 2017 (as amended by the First Amendment Agreement dated as of September 16, 2020, the “Loan Agreement”).

(B)	The Borrower has requested certain amendments to the Loan Agreement, all subject to and in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, subject to and in accordance with the terms hereof, as follows:

1.

Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth in Section 1.01 (Definitions) of the Loan Agreement. The rules of interpretation set forth in Section 1.03 (Interpretation) of the Loan Agreement shall apply to this Agreement.

2.	Amendments to the Loan Agreement. Each of the parties hereto hereby agrees that as of the Effective Date, the Loan Agreement is amended as follows:
(a)

Each of the definitions of “IDB A Loan Rescheduled Principal Amount” and “IIC A Loan Rescheduled Principal Amount” each in Section 1.01 (Definitions) of the Loan Agreement shall be deleted in its entirety.

(b)	The definition of “Interest Payment Date” in Section 1.01 (Definitions) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

““Interest Payment Date” means June 15 and December 15 in each year in any year;”

(c)	The definition of “Relevant Spread” in Section 1.01 (Definitions) of the Loan Agreement shall be deleted in its entirety and replaced with the following :

““Relevant Spread” means (i) with respect to the IDB A Loan, 5.85% per annum, and (ii) with respect to the IIC A Loan, 5.85% per annum. ”

(d)	Section 2.05(a) (Repayment) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“(a) Subject to Section 1.04 (Business Day Adjustment), the Borrower shall repay the A Loan on the following Interest Payment Dates and in the following amounts:

Offer Letter No. ILA 1/21

Interest Payment	IDB A Loan	IIC A Loan
Date	Principal Amount Due	Principal Amount Due
March 15, 2019	$10,500,000	$2,000,000
September 15, 2019	$10,500,000	$2,000,000
March 15, 2020	$10,500,000	$2,000,000
September 15, 2020	$10,500,000	$2,000,000
March 15, 2021	$0	$0
September 15, 2021	$0	$0
December 15, 2021	$9,712,500	$1,850,000
June 15, 2022	$0	$0
December 15, 2022	$0	$0
June 15, 2023	$7,284,375	$1,387,500
December 15, 2023	$7,284,375	$1,387,500
June 15, 2024	$7,284,375	$1,387,500
December 15, 2024	$7,284,375	$1,387,500 ”

(e)	Section 7.02. (Notices) of the Loan Agreement shall be amended by deleting the Borrower’s address and replacing it with the following:

“For the Borrower:

Telecom Argentina S.A.

General Hornos 690

C1272ACL,

Buenos Aires, Argentina

Facsimile: +54 -11-4968-3616

Attention: Mr. Máximo Ayerza, Mr. Matías Colombo.”.

3.	Representations and Warranties.
(a)	The Borrower hereby represents and warrants to IIC that as of the date hereof and as of the Effective Date:
(i)

each of the representations and warranties made in Article III of the Loan Agreement (excluding Sections 3.01(d), (e), (g), (h), (i), (k), (l) and (s) thereof) is true and correct in all material respects with the same effect as if those representations and warranties had been made on and as of the date hereof and the Effective Date, except to the extent that any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or a similar qualifier (in which case it shall be true and correct in all respects); provided that each reference in any representation and warranty to an IIC Financing Document shall be deemed a reference to each of this Agreement and the Loan Agreement as amended or modified hereby;

(ii)

after giving effect to this Agreement, no Event of Default or Potential Event of Default has occurred and is continuing under the Loan Agreement or any other IIC Financing Document or would result from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

Offer Letter No. ILA 1/21

(iii)

to the best of the knowledge and belief of the Borrower, after due inquiry, (A) the Borrower and its Subsidiaries are materially in compliance with the Foreign Exchange Regulations (including the requirements described in clause (B) below), and (B) no filings, approvals or other authorizations by any Governmental Authority are necessary for the payments set forth in the Financing Documents (other than (x) filings under the periodic information regimes pursuant to Communications “A” 6401 and “A” 6815 of the Argentine Central Bank, as amended and supplemented from time to time, and (y) with respect to Loans disbursed after September 1, 2019, the requirement pursuant to Communication “A” 6844, as amended and supplemented from time to time, of the Argentine Central Bank that all proceeds of such Loans are transferred into Argentina and settled for Argentine pesos through the local foreign exchange market for the purchase of U.S. dollars);

(iv)

the Charter of the Borrower has not been amended since December 11, 2020, and no Charter of any Subsidiary has been amended since November 18, 2021; since December 31, 2015, neither the Borrower nor any of its Subsidiaries:

(A)	has suffered any change that has a Material Adverse Effect or incurred any substantial loss or liability, except for the losses disclosed in the financial statements of the Borrower for the periods ending on September 30, 2019, December 31, 2019, September 30, 2020, December 31, 2020 and June 30, 2021,respectively, and the additional losses incurred after such financial statements, which in neither case resulted in a Material Adverse Effect;

(B)	has undertaken or agreed to undertake any substantial obligation that would have a Material Adverse Effect;

(v)	the Consolidated and unconsolidated financial statements of the Borrower and its Subsidiaries for the period ending on December 31, 2020:

(A)

have been prepared in accordance with the Accounting Standards, and give a true and fair view of the financial condition of the Borrower and its Subsidiaries as of the date as of which they were prepared and the results of the operations of the Borrower and its Subsidiaries during the period then ended in all material respects;

(B)

disclose all material liabilities (contingent or otherwise) of the Borrower and its Subsidiaries, and the reserves, if any, for such liabilities and all unrealized or anticipated liabilities and losses arising from commitments entered into by the Borrower or any of its Subsidiaries (whether or not such commitments have been disclosed in such financial statements);

(vi)

to the best of the Borrower’s knowledge after due inquiry, the Authorizations specified in Schedule 1 hereto are all of the material Authorizations needed by the Borrower or any of its Subsidiaries to conduct its business or that are necessary to carry out the Transaction and comply with its obligations under this Agreement and each of the other Transaction Documents to which it is a party and those Authorizations have all been obtained and are in full force and effect;

Offer Letter No. ILA 1/21

(vii)

each Authorization specified in Schedule 1 hereto is lawfully held by the Borrower (for the avoidance of doubt, none of the Authorizations in Schedule 1 hereto is held by a Subsidiary of the Borrower), free from any encumbrance or restriction (other than restrictions imposed by the Authorization itself or the relevant Authority);

(viii)	none of the Borrower nor its Subsidiaries is in violation of the terms of any Authorization which could reasonably be expected to result in a Material Adverse Effect;

(ix)	none of the Authorizations indicated in Schedule 1 hereto will be terminated or adversely affected as a result of the consummation of the Transaction;

(x)

(A) each of the Borrower and its Subsidiaries has good and marketable title to all of the assets purported to be owned by it (except such minor defects that are not reasonably expected to have a Material Adverse Effect) and possesses a valid leasehold interest in all assets which it purports to lease, in all cases free and clear of all Liens, other than Permitted Liens, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Borrower or any of its Subsidiaries of any Lien, and (B) Schedule 2 hereto sets forth each Investment of the Borrower and its Subsidiaries in excess of $20,000,000 that exists as of December 31, 2020;

(xi)	Schedule 3 hereto sets forth all Financial Debt of the Borrower and its Subsidiaries, as of December 31, 2020, in excess of $1,000,000, and there exists no outstanding default thereunder; and

(xii)

the entities listed on Schedule 4 hereto are the only Subsidiaries of the Borrower, and Schedule 4 hereto correctly sets forth, as of the date hereof and the Effective Date, (i) the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries, and the direct owner thereof and (ii) the percentage ownership (direct and indirect) of each holder in each class of capital stock of the Borrower, and the direct owner thereof.

(b)

The Borrower acknowledges that it makes the representations and warranties in this Section 3 with the intention of inducing IIC to enter into this Agreement and that IIC enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

4.	Conditions Precedent to Effectiveness. The amendments above in Section 2 shall become effective upon the date that all of the following conditions are fulfilled (such date, the “Effective Date”):

(a)	the Borrower has paid IIC a one time up-front fee of $462,500;

(b)	the Borrower has paid IIC the instalment of principal amounts of the IDB A Loan, and the IIC A Loan payable on the Interest Payment Date falling on December 15, 2021;

(c)	the Borrower has paid IIC, interest on the IDB A Loan and the IIC A Loan that would have accrued from September 15, 2021 until (and including) December 14, 2021.

Offer Letter No. ILA 1/21

(d)

that certain Third Omnibus Amendment Agreement by and between Telecom Argentina S.A. and IIC (acting on its own and as agent on behalf of IDB) is in full force and effect and the “Effective Date” (under and as defined therein) has occurred;

(e)	IIC has received the following (each in form and substance satisfactory to IIC):

(i)

a certificate of an Authorized Representative of the Borrower dated on or about the Effective Date and in the form of Schedule 5 hereto, together with copies of the Charter, by-laws, resolutions and powers of attorney referred therein;

(ii)	a legal opinion from IIC’s counsel in the Country covering the matters listed in Schedule 4(A) of the Loan Agreement (to the extent applicable to this Agreement);

(iii)

a legal opinion from Borrower’s counsel in the Country concurring with the legal opinion in the foregoing clause (c)(ii) and covering such other matters relating to the transactions contemplated by this Agreement as IIC may reasonably request; and

(iv)	a legal opinion from Allen & Overy LLP covering the validity and enforceability of this Agreement under New York law.

5.	Post-Effectiveness Covenants.

(a)	The Borrower shall pay to IIC or as IIC may direct, the documented fees and expenses of IIC’s counsel in the Country and New York incurred in connection with the negotiation, preparation, review and execution of this Agreement within thirty (30) days of the presentation of an invoice; and

6.	Miscellaneous.
(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b)	Agreements Limited. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver or modification of any term or condition contained in the Loan Agreement or any of the other IIC Financing Documents, or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, IIC reserves all rights, privileges and remedies under the IIC Financing Documents. Except as amended to hereby, the Loan Agreement and other IIC Financing Documents remain unmodified and in full force and effect. All references in the IIC Financing Documents to the Loan Agreement shall be deemed references to the Loan Agreement, as modified hereby. This Agreement shall constitute an IIC Financing Document.

(c)

Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

Offer Letter No. ILA 1/21

(d)	Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

(e)

Enforcement. The provisions set out in 7.05 (Enforcement) of the Loan Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full (and as if each reference therein to “this Agreement”, or “the IIC Financing Documents” were a reference to this Agreement).

[Remainder of page intentionally blank]

Offer Letter No. ILA 1/21

SCHEDULE 1

BORROWER/TRANSACTION AUTHORIZATIONS

(See Sections 3.01(d) (Representations and Warranties) and 4.01(c) (Conditions of Disbursement) of the Loan Agreement)

Universal Technology of Information Services License and Registered Services:

A continuación, se aporta un detalle de las licencias, registros y autorizaciones de espectro que actualmente se concentran bajo la titularidad de Telecom Argentina S.A. (en adelante “Telecom”) y sus empresas vinculadas (Telecom Argentina USA INC., Núcleo S.A., Cable Insignia S.A., Latin American Nautilus Argentina S.A. y Adesol S.A.).

Téngase presente que Telecom es titular de las licencias, registros y autorizaciones que en el presente se detallan, como consecuencia de haber resultado adjudicataria de las mismas en los casos que así se especifica y como resultado de diversos procesos de reorganización societaria que involucraran distintas sociedades licenciatarias.

Efectivamente, Telecom resultó continuadora de Telecom Personal S.A. (en adelante “Personal”) y de Cablevisión S.A. (en adelante “Cablevisión”), como así también de las sociedades absorbidas por esta última, en virtud de los procesos de reorganización societaria que se detallan a continuación:

(a) Proceso de fusión por absorción en virtud del cual Telecom absorbió a Personal, Nortel Inversiones S.A. y Sofora Telecomunicaciones S.A. Dicha fusión se inscribió ante la Inspección General de Justicia (“IGJ”) con fecha 21 de marzo de 2018 bajo el N° 5099 del Libro 88, tomo – de sociedades por acciones;

(b) Proceso de fusión por absorción en virtud del cual Telecom absorbió por fusión a Cablevisión. Dicha fusión se inscribió ante la IGJ con fecha 30 de agosto de 2018 bajo el N° 16345 del libro 91, tomo – de sociedades por acciones.

(c) Previamente, Cablevisión absorbió a través de diversos procesos de fusión por absorción a las licenciatarias de Servicios TIC que se detallan a continuación: (i) Fibertel S.A. fue absorbida por Cablevisión conforme fusión inscripta ante la IGJ con fecha 15 de enero de 2009, bajo el nº 937 del libro 43, tomo - de sociedades por acciones; (ii) Primera Red Interactiva de Medios Argentinos (PRIMA) S.A. fue absorbida por Cablevisión conforme fusión inscripta ante la IGJ con fecha 20 de abril de 2017 bajo el N° 7281 del Libro 83, tomo – de sociedades por acciones; y (iii) las compañías Nextel Communications Argentina S.R.L. (en adelante “Nextel”), Greenmax Telecommunications S.A.U., WX Telecommunications S.A.U., Gridley Investments S.A., Trixco S.A., Fibercomm S.A., Netizen S.A., Eritown Corporation Argentina S.A., Skyonline de Argentina S.A. Infotel Argentina S.A., Nextwave Argentina S.A., Callbi S.A. conforme fusión inscripta ante la IGJ con fecha 23 de febrero de 2018 bajo el N° 3469 del Libro 88, tomo – de sociedades por acciones.

En razón de las distintas fusiones implementadas, y de los desistimientos autorizados, en la actualidad Telecom cuenta con los siguientes registros bajo su Licencia Única Argentina Digital: Servicio de Telefonía Local, Servicio de Telefonía Pública, Servicio de Telefonía de Larga Distancia Internacional, Servicio de Telefonía de Larga Distancia Nacional, Servicio de Telefonía Móvil, Servicio de Comunicaciones Móviles Avanzadas, Servicio de Comunicaciones Personales, Servicio de Telex, Servicio de transporte de Señales de Radiodifusión, Servicio de Valor Agregado, Servicio de Videoconferencia, Servicio de Transmisión de Datos, Servicio Radioeléctrico de Concentración de Enlaces y Servicio de Radiodifusión por Suscripción.

Offer Letter No. ILA 1/21

A continuación, se detallan las licencias, registros y autorizaciones adjudicadas a cada una de las licenciatarias, que luego de diversos procesos de reorganización societaria, confluyen en Telecom.

1.	Telecom Argentina STET-France Telecom S.A. (hoy Telecom)

•	Decreto 2347/90: Telefonía local y larga distancia nacional, provisión de enlaces fijos y telefonía pública en la Región Norte.

•	Resolución SC 2627/98: Telefonía Pública Región Sur.

•	Resolución SC 8357/99: Telefonía de larga distancia internacional, datos internacional, télex internacional y enlaces punto a punto internacional en la Región Norte.

•	Resolución SC 91/99: Telefonía local, larga distancia nacional e Internacional, Transmisión de Datos y Télex Internacional en la Región Sur.

•	Resolución SC 1995/99: Télex Nacional en todo el país.

•

Resolución SC 429/00: Servicios de valor agregado, trasmisión de datos, videoconferencia, transporte de señales de radiodifusión y repetidor comunitario en todo el país (esta último cuyo desistimiento se autorizó mediante Resolución ENACOM N° 5644/17).

•	Resolución SC 495/01: Licencia única de servicios de telecomunicaciones con registro del servicio de acceso a Internet en todo el país.

•	Resolución SC N° 191/96: autoriza el uso de las frecuencias de 899-905/944-950 MHz, para el Servicio Fijo en las siguientes localidades:
o	8 RB’s en el Delta del Tigre (Tecnología GSM-900).
o	70 Localidades del Interior, originalmente. Hoy, quedan 39 localidades (Tecnología Krone).

•	Resolución SC N° 191/96: autoriza el uso de la banda de 1.910-1.930 MHz. para el Servicio Fijo.

•	Resolución SC N°2.879/97, modificada por Res SC N° 869/98: autoriza el uso de 50 MHz de la banda de 3,5 GHz.: para el Servicio Fijo de Datos y Valor Agregado.

•

Resolución SC 11/03: Autorizar el cambio de denominación TELECOM ARGENTINA STET - FRANCE TELECOM SOCIEDAD ANONIMA a “TELECOM ARGENTINA SOCIEDAD ANONIMA” y autorizar el cambio de control accionario de Telecom Argentina S.A. a favor de TELECOM ITALIA S.P.A y TELECOM ITALIA INTERNACIONAL NV (en conjunto “TI Group”), FRANCE CABLES ET RADIO y Atlas COMUNNICATIONS SOCIEDAD ANONIMA (en conjunto “FT Group”) y W. DE ARGENTINA - INVERSIONES SL, siendo TI Group el operador exclusivo de Telecom.

•	Resolución MPFIPS 136/10: Autoriza el cambio de control social de Telecom y Personal, a favor de TI Group.

•	Resolución ENACOM 277/16: Autorizar el cambio de composición accionaria de Telecom y Personal, a Fintech Telecom LLC.

Offer Letter No. ILA 1/21

•	Resolución ENACOM 4545/17: Autoriza la transferencia de los registros, recursos y frecuencias autorizadas a Personal a favor de Telecom.

•

Resolución ENACOM 5644/17: Autoriza la transferencia de los registros, recursos y frecuencias autorizadas a Cablevisión a favor de Telecom; y, autoriza el cambio de control de Telecom a favor de Cablevisión Holding S.A.

2.	Personal

•	Resolución SETyC 11/95: Servicio de Telefonía Móvil (STM) en el Área I.

•	Resolución SC 18/96: Transmisión de Datos y Servicios de Valor Agregado en todo el país.

•	Resolución SC 537/96: Autoriza el uso de 25 MHz de la banda de 850 MHz.

•	Resolución SC 18324/99: PCS en AMBA y Área II.

•	Resolución SC 18328/99: PCS en Área III.

•	Resolución SC 18925/99: PCS en Área I.

•	Resolución SC 18952/99: SRMC en AMBA y autoriza el uso de 12.5 MHz de la banda de 850 MHz.

•	Resolución SC 502/01: Registra el servicio de Telefonía de larga distancia nacional e internacional en todo el país.

•	Resolución SC 79: Registra el Servicio de Comunicaciones Móviles Avanzadas.

•	Mediante las Resoluciones de la SC N° 80/2014, 81/2014, 82/2014 y 83/2014, se adjudicaron las siguientes frecuencias:
o	para el Servicio de PCS, Bandas de Frecuencia: 1890-1892,5 Mhz y 1970-1972,5 Mhz para el Área de Explotación I (Lote Número 5);
o	para el Servicio de SRMC, Bandas de Frecuencia: 830,25-834 Mhz y 875,25-879 Mhz para el Área de Explotación II (Lote Número 2);
o	para el Servicio de PCS, Bandas de Frecuencia: 1862,5-1867,5 Mhz y 1942,5-1947,5 Mhz para el Área de Explotación III (Lote Número 6);
o	para los Servicios de SCMA, Bandas de Frecuencia: 1730-1745 Mhz y 2130-2145 Mhz para el Área de Explotación Nacional (Lote Número 8, adjudicación parcial).

•	Resolución SC N° 25/2015: autoriza el uso de 20 MHz de la banda de 700 MHz.

•

Mediante Resolución 5478 E/2017 se asignó a Personal el Lote C del proceso de asignación a demanda ordenado por Resolución ENACOM N° 3687 E /2017 (40 MHz de la frecuencia de 2600 MHz en todas las localidades del país). Luego, mediante Resolución N° 3838/2019 el ENACOM, haciendo lugar a la presentación ingresada por la Sociedad en el marco del proceso de adecuación al límite de espectro ordenado por el artículo 3° de la Resolución ENACOM 5644/2017, dejó sin efecto la asignación conferida originalmente a Personal.

3.	Cablevisión

Offer Letter No. ILA 1/21

•	Resolución ENACOM 1359/16: autoriza la transferencia de la licencia y registros de Fibertel a Cablevisión.

•	Resolución ENACOM 339/17: autoriza trasferencia de registros, recursos de numeración y señalización y frecuencias y autorizaciones radioeléctricas de PRIMA a Cablevisión.

•	Resolución ENACOM 1734/17: autoriza trasferencia de registros, recursos de numeración y señalización y frecuencias y autorizaciones radioeléctricas de Nextel a Cablevisión.

•

Resolución ENACOM 1663/17: El Anexo de dicha Resolución detalla las áreas de cobertura del Servicio de Radiodifusión por Suscripción (por vínculo físico y/o radioeléctrico) en las que operaba a dicha fecha Cablevisión como continuadora de las distintas licenciatarias absorbidas, así como las frecuencias radioeléctricas de los servicios de radiodifusión por suscripción por vínculo radioeléctrico detallados en el mencionado anexo.

4.	Fibertel S.A.

•	Resolución 100SC/96: Servicio de Transmisión de Datos.

•	Resolución 2375SC/97: Servicio de Avisos a Personas.

•	Resolución 2375SC/97: Servicio de Video Conferencia.

•	Resolución 2375SC/97: Servicio de Repetidor Comunitario.

•	Resolución 2375SC/97: Servicio de Transporte de Señales de Radiodifusión.

•	Resolución 2375SC/97: Servicios de Valor Agregado.

•	Resolución 2375SC/97: Servicio Radioeléctrico de Concentración de Enlace.

•	Resolución 168/02: Servicio de Telefonía Local y Telefonía Pública.

•	Resolución 167/03: Asignación de numeración AMBA – Benavides – Pilar –Tortuguitas.

•	Resolución 52/2005: Asignación Código de Señalización Nacional (CPSN) 5600 (en numeración decimal).

5.	PRIMA S.A.

•	Resolución SC 62/1996: Licencia para la prestación de Servicios de Valor Agregado en el Ámbito Nacional e Internacional y de Transmisión de Datos, en el ámbito Nacional.

•	Resolución SC 1459/1998: Licencia para la prestación de Servicios de Videoconferencia.

•

Resolución SC Nro. 12296/99: autoriza uso de la Banda D del cuadro 2.1. del Anexo 1 de la Resolución SC 869/98 en las áreas de AMBA, Ciudades de Córdoba (Pcia. de Córdoba) Rosario y Santa Fe (Pcia. de Santa Fe), La Plata, Mar del Plata y Bahía Blanca Pcia de Buenos Aires),

Offer Letter No. ILA 1/21

Paraná (Pcia de Entre Ríos), Mendoza (Pcia de Mendoza), Neuquén (Pcia de Neuquén) y San Miguel de Tucumán (Pcia de Tucumán).

•	Resolución SC 19/2002: Licencia para la prestación de Servicios de Telefonía Local y Larga Distancia Nacional e Internacional.

6.	Nextel

•

Resolución SOPyC N° 646/94, Resoluciones SC N° 38/98, N° 4038/99, N° 88/01 y N° 201/02, y Resolución ENACOM N° 1299/17: Licencia de telecomunicaciones y registros para la prestación del Servicio Radioeléctrico de Concentración de Enlaces, Servicio de Avisos a Personas, Servicio de Localización de Vehículos, Servicio de Alarma por Vínculo Radioeléctrico, Servicio de Transmisión de Datos, Servicio de Valor Agregado, Servicio de Telefonía de Larga Distancia Nacional e Internacional, Servicio de Telefonía Local y Servicio de Comunicaciones Móviles Avanzada.

•

Resolución SC 1085/98: Transfiere las licencias de Mc CAW ARGENTINA SA a Nextel SA para la prestación de los servicios de: Radioeléctrico de Concentración de Enlaces (SRCE), Transmisión de Datos (STD), Avisos a Personas (SAP), Alarma por Vínculo Radioeléctrico (SAVR), Localización de Vehículos (SLV).

•	Resolución SC 4038/99: Licencia para la prestación del Servicio de Valor Agregado (SVA).

•	Resolución SC 482/01: Prestación del Servicio de Telefonía Local (STL).

•

Resolución ENACOM 111/17: autorizó las transferencias accionarias directas e indirectas que involucraron a las firmas TRIXCO S.A., CALLBI S.A., INFOTEL ARGENTINA S.A., SKYONLINE DE ARGENTINA S.A., NETIZEN S.A y ERITOWN CORPORATION ARGENTINA S.A. a favor de NEXTEL.

•	Se adjunta en Anexo I, una tabla que contiene un detalle de las frecuencias, los actos administrativos de asignación y las respectivas fechas de vencimiento de cada una de las asignaciones.

•

Resolución ENACOM 1299-E/2017 (Refarming): Prestación del servicio de SCMA y autoriza uso de las frecuencias comprendidas entre 905 a 915 MHz y 950 a 960 MHz y la banda de frecuencias comprendida entre 2530 a 2560 MHz y 2650 a 2680 MHz.

7.	Fibercomm S.A.

•Resolución SC N° 151/95: Licencia de telecomunicaciones y registro para la prestación del Servicio de Transmisión de Datos en el ámbito nacional.

8.	Eritown Corporation Argentina S.A.

•	Resolución SC 2827/97: licencia para la prestación de los Servicios de Transmisión de Datos y Servicio de Valor Agregado a la empresa ERITOWN CORPORATION ARGENTINA SOCIEDAD ANÓNIMA.

9.	Callbi S.A.

Offer Letter No. ILA 1/21

•

Resolución SC 2267/97: Licencia para la prestación de los Servicios de Aviso a Personas, Servicio de Transmisión de Datos, Servicio de Valor Agregado, Servicio de Transporte de Señales de Radiodifusión y Servicio de Videoconferencia.

•	Resoluciones SC 4439/99 y SC 362/01: autoriza uso de la banda “8-8” del cuadro 1.4 del Anexo I de la Resolución SC 869/98 (2584-2596/2680-2686) en AMBA.

•	Resolución SC 191/03: Servicios de Telefonía Local, Larga Distancia Nacional e Internacional.

10.	Trixco S.A.

•

Resolución SC 1335/99: Autoriza uso de la banda 905-915 MHz y 950-960 MHz en las áreas de CABA, Moreno, Merlo, Gonzales Catán, José C. Paz, Pilar, J. M. Gutiérrez, Glew y La Plata de la Provincia de Buenos Aires; Córdoba y Mendoza de las provincias homónimas; y, Rosario provincia de Santa Fe.

•	Resolución SC 1/2002: Licencia de Reventa para Servicio de Telecomunicaciones y Servicio de Telefonía Local.

•	Resolución 115/2012: Registro para la prestación del Servicios de Telefonía de Larga Distancia Nacional, Internacional, Servicio de Valor Agregado y Servicio de Telefonía Pública.

•	Resolución SC 116/12: extiende área de prestación a CABA y AMBA.

11.	Infotel Argentina S.A.

•	Resolución N° 3357/99: licencia para la prestación de los Servicios de Valor Agregado y Transmisión de Datos.

•	Resolución SC 95/02 autoriza uso de la “4-4” (2536-2548/2608-2620) del cuadro 1.4 del Anexo I de la Resolución SC N° 869/98 en la Ciudad de Buenos Aires y un radio de 180 km.

•	Resolución SC N° 263/03: licencia de Reventa de Servicios de Telecomunicaciones.

12.	Skyonline de Argentina S.A.

•	Resolución SC N° 4508/99: autoriza uso de las bandas “F” del cuadro 2.1 del anexo II de la Resolución SC N° 869/99 en las localidades de Santa Fe, provincia homónima y Posadas, provincia de Misiones.

•	Resolución SC N° 4539/99: autoriza uso de las bandas “I” del cuadro 2.2 del anexo II de la Resolución N° 869/98, para el área de la ciudad de Mendoza, provincia homónima.

•	Resolución SC N° 4506/99: autoriza uso de las bandas “3-3” del cuadro 1.4 del Anexo I de la Resolución SC N°869/98, en el área de prestación correspondiente al AMBA.

•	Resolución SC 4432/99: Licencia para la prestación de los Servicios de Transmisión de Datos y Valor Agregado.

Offer Letter No. ILA 1/21

13.	Netizen S.A.

•	Resoluciones SC 72/2002, N° 49/1998 y N° 2.521/1999: licencia para Reventa de Servicios de Telecomunicaciones, Servicio de Valor Agregado, y Servicios de Transmisión de Datos y Videoconferencia.

Subsidiarias Licenciatarias TIC

1.	Telecom Argentina USA INC.

•	Autorización de la FCC según Sección 214 de la Communications Act, del 22/02/01 : Licencia Global para la prestación del servicio internacional de telecomunicaciones en los Estados Unidos de América.

2.	Núcleo S.A. y Cable Insignia S.A.:

•	Resolución CONATEL 278/97: Servicio de telefonía celular en Paraguay.

•	Resoluciones CONATEL 15/97 y 1118/98: PCS en Asunción (Paraguay).

3.	Latin American Nautilus Argentina S.A. (participación indirecta)

•	Resolución SC 7/2002: Licencia Única de servicios de telecomunicaciones con registro del servicio de provisión de facilidades de telecomunicaciones en todo el país.

4.	Adesol S.A.: (Es una Subsidiaria de Telecom que no es licenciataria, pero presta servicios a diversas permisionarias en la República Oriental del Uruguay).

Offer Letter No. ILA 1/21

SCHEDULE 2

INVESTMENTS

Unaudited Investments in excess of US$ 20,000,000 (AR$ equivalents) as of December 31, 2020, in millions of Argentine pesos (AR$)

•	Time Deposits AR$ 3,546 MM
•	Mutual Funds AR$ 10,239 MM
•	Sovereigns & Sub-sovereigns US$ Bonds AR$ 7,061 MM

Offer Letter No. ILA 1/21

SCHEDULE 3

FINANCIAL DEBT

Unaudited Financial Debt (Principal) as of December 31, 2020 – in millions of Argentine Pesos (AR$)

TELECOM ARGENTINA S.A.

•	Bonds

◾ International Bond 2021 AR$ 8,726 MM

◾ International Bond 2025 AR$ 32,723 MM

◾ International Bond 2026 AR$ 33,660 MM

◾ Local ARS Class 3 AR$ 3,111 MM

◾ Local ARS Class 4 AR$ 1,200 MM

◾ Local ARS Class 6 AR$ 1,929 MM

◾ Local ARS Class 7 AR$ 8,056 M004D

•	Loans

◾ IFC I (2016) AR$ 15,568 MM

◾ IIC (2017) AR$ 3,892 MM

◾ Syndicated Loan AR$ 11,781 MM

◾ IFC II (2019) AR$ 24,971 MM

◾ IDB (2019/2020) AR$ 20,362 MM

◾ ICBC Ars Loan AR$ 975 MM

◾ Macro Ars Loan AR$ 4,000 MM

◾ Galicia Ars Loan AR$ 2,000 MM

•	Overdrafts AR$ 3,589 MM
•	Vendor Financing AR$ 6,950 MM
•	FEC – Finnvera Export Credit Facility 2019 AR$ 6,491 MM
•	CDB Financing ARS 253 MM

NÚCLEO S.A.

•	Loans and Bonds in Guaraníes AR$ 5,779 MM

Offer Letter No. ILA 1/21

SCHEDULE 4

SUBSIDIARIES

Name	Owner	Ownership
Inter Radios S.A.U.	Telecom Argentina S.A.	100.00%
Cable Imagen S.R.L.	Telecom Argentina S.A.	100.00%
Micro Sistemas S.A.U.	Telecom Argentina S.A.	100.00%
Telecom Argentina USA Inc.	Telecom Argentina S.A.	100.00%
Adesol S.A.	Telecom Argentina S.A.	100.00%
Televisión Dirigida S.A.	Telecom Argentina S.A.	99.992%
Televisión Dirigida S.A.	PEM S.A.U.	0.008%
PEM S.A.U.	Telecom Argentina S.A.	100%
Núcleo S.A.	Telecom Argentina S.A.	67.50%
Personal Envíos S.A.	Núcleo S.A.	97.00%
Personal Envíos S.A.	Telecom Argentina S.A.	2.00%
Tuves Paraguay S.A.	Núcleo S.A.	99.99958%
Tuves Paraguay S.A.	Telecom Argentina S.A.	0.00028%
AVC Continente Audiovisual S.A.	PEM S.A.U.	40.00%
AVC Continente Audiovisual S.A.	Inter Radios S.A.U.	20.00%
AVC Continente Audiovisual S.A.	Telecom Argentina S.A.	40.00%
Teledifusora San Miguel Arcángel S.A.	Telecom Argentina S.A.	49.10%
Teledifusora San Miguel Arcángel S.A.	Inter Radios S.A.U.	1.00%
La Capital Cable S.A.	Telecom Argentina S.A.	49.00%
La Capital Cable S.A.	Inter Radios S.A.U.	1.00%
Otamendi Cable Color S.A.	La Capital Cable S.A.	97.00%
Otamendi Cable Color S.A.	PEM S.A.U.	1.5%
Personal Smarthome S.A.	Telecom Argentina S.A.	90.00%
Personal Smarthome S.A.	PEM S.A.U.	10.00%

Offer Letter No. ILA 1/21

Opalker S.A.	Telecom Argentina S.A.	100%

Offer Letter No. ILA 1/21

SCHEDULE 5

FORM OF CERTIFICATE OF AUTHORIZED REPRESENTATIVE

[Borrower Letterhead]

Date: [●]

Inter-American Investment Corporation

1350 New York Avenue, N.W.

Washington, D.C. 20577

United States of America

Attention: Portfolio Management Division, Investment Operations Department

Ladies and Gentlemen:

Certificate of Authorized Representative

With reference to the Second Amendment Agreement dated as of November [•], 2021 (the “Second Amendment Agreement”) between Telecom Argentina S.A. (as successor in interest to Telecom Personal S.A., the “Borrower”) and Inter-American Investment Corporation (“IIC”), acting in its own capacity and as agent acting on behalf of the Inter-American Development Bank, I, the undersigned [Chairman/Director] of the Borrower, duly authorized to do so, hereby certify that:

1.

attached hereto as Exhibit A is a copy of the by-laws of the Borrower, as registered with the Public Registry (Registro Público) of the Superintendence of Companies of the City of Buenos Aires (Inspección General de Justicia) (“IGJ”) on August 31, 2021, together with all amendments thereto adopted through the date hereof.

2.

attached hereto as Exhibit B is a true and correct copy of the power of attorney duly adopted by the Board of Directors of the Borrower (certified by a public notary of the Country) at a meeting on November 23, 2021, at which a quorum was present and acting throughout, which power of attorney has not been revoked, modified, amended or rescinded and is still in full force and effect. Except as attached hereto as Exhibit B, no powers of attorney have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the IIC Financing Documents (including the Second Amendment Agreement).

3.

the representations and warranties made in Section 3 of the Second Amendment Agreement are true and correct on the date hereof with the same effect as if such representations and warranties had been made on and as of such date.

Capitalized terms used in this certificate but not otherwise defined herein, shall have the same meaning given to them in the Second Amendment Agreement.

Offer Letter No. ILA 1/21

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of November, 2021

Telecom Argentina S.A.

Name:
Title:

Offer Letter No. ILA 1/21

I, the undersigned, [Secretary/Assistant Secretary] of Telecom Argentina S.A., DO HEREBY CERTIFY that [Insert name of Person making the above certifications] is the duly elected and qualified [Chief Executive Officer/Chief Financial Officer] of Telecom Argentina S.A. and the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand this [__] day of November, 2021.

Telecom Argentina S.A.

Name:
Title:

Offer Letter No. ILA 1/21